Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED

DECEMBER 31, 2024

DAVENPORT
RUTH'S CHRIS STEAK HOUSE

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

55 Community Centers

4.9 million sq. ft. of gross

leasable area

1,445 tenants

Top Growth Markets

Austin

Dallas

Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 50.7 million

Operating Partnership Units:

0.7 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of December 31, 2024, provided a 94% premium rental rate compared to our larger space tenants. The largest of our 1,445 tenants at our wholly owned properties comprised only 2.2% of our annualized revenues for the three months ended December 31, 2024.

Distribution (per share / unit)*:
Quarter: $ 0.1350	Investor Relations:
Annualized: $ 0.54	Whitestone REIT
Dividend Yield: 4.04%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Amy S. Feng	website: www.whitestonereit.com
Julia B. Buthman
Kristian M. Gathright	Analyst Coverage:
David K. Holeman	Alliance Global Partners	B. Riley Securities	Colliers	JMP Securities
Jeffrey A. Jones	Gaurav Mehta	John Massocca	Barry Oxford	Mitchell Germain
Donald A. Miller	646.908.3825	646.885.5424	203.961.6573	212.906.3537
	gmehta@allianceg.com	jmassocca@brileyfin.com	barry.oxford@colliers.com	mgermain@jmpsecurities.com

	Lucid Capital Markets	Maxim Group	Truist Securities
* As of February 27, 2025	Craig Kucera	Michael Diana	Anthony Hau
** Based on common share price	917.890.4412	212.895.3641	212.303.4176
of $13.38 as of close of market on	ckucera@lucidcm.com	mdiana@maximgrp.com	anthony.hau@truist.com
February 27, 2025.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Houston, Texas, March 3, 2025 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2024. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt. For the three months ended December 31, 2024 and 2023, Net income attributable to common shareholders per diluted share was $0.33 and $0.03, respectively. For the full year 2024 and 2023, Net income attributable to common shareholders per diluted share was $0.72 and $0.38, respectively.

“We are pleased to report strong fourth quarter and full year operating and financial results, highlighted by 11% year over year Core FFO per share growth, 5.1% Same Store NOI growth for the full year 2024 and a fourth quarter ratio of debt to EBITDAre of 6.6X, an improvement of almost one full turn over fourth quarter 2023.   The leasing environment in our markets remains robust, evidenced by our 21.9% combined GAAP leasing spreads in the fourth quarter, extending our streak to 11 consecutive quarters with leasing spreads in excess of 17%.  We remain confident in the quality of our portfolio, strength of our well-diversified tenant base and the ability of our team to execute on the opportunities before us to drive strong sustainable earnings growth through strategically focusing on sunbelt markets and leveraging our leadership position in high-value shop space (77% of ABR).  Our first quarter 2025 dividend represents a 9% increase from the prior quarter and today we are providing an initial 2025 Core FFO guidance range of $1.03 to $1.07. We look forward to providing more color on our fourth quarter earnings call tomorrow morning.”

– Dave Holeman, Chief Executive Officer

Fourth Quarter 2024 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $40.8 million versus $37.5 million for the fourth quarter of 2023.
•

Net Income attributable to common shareholders of $17.3 million, or $0.33 per diluted share, inclusive of a $0.23 per diluted share gain on sale of properties, versus $1.5 million, or $0.03 per diluted share for the fourth quarter of 2023.

•	Core Funds from Operations (“FFO”) of $14.7 million versus $12.4 million for the fourth quarter of 2023.
•	FFO per diluted share of $0.28 versus $0.21 for the fourth quarter of 2023.
•	Core FFO per diluted share was $0.28 versus $0.24 for the fourth quarter of 2023.
•	EBITDAre of $23.0 million versus $21.0 million for the fourth quarter of 2023.
•	Same-Store Net Operating Income (“NOI”) grew 5.8% to $25.0 million versus $23.7 million for the fourth quarter of 2023.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 5% to $24.51, compared to the prior year quarter.

Full Year 2024 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•	Revenues of $154.3 million versus $147.0 million for 2023.
•

Net Income attributable to common shareholders of $36.9 million, or $0.72 per diluted share, inclusive of a $0.43 per diluted share gain on sale of properties, versus $19.2 million, or $0.38 per diluted share, inclusive of a $0.18 per diluted share gain on sale of properties for 2023.

•	Funds from Operations (“FFO”) per diluted share of $0.98 versus $0.88 for 2023.
•	Core FFO per diluted share of $1.01 versus $0.91 for 2023.
•	EBITDAre of $85.3 million versus $81.0 million for 2023.
•	Same-Store Net Operating Income (“NOI”) grew 5.1% to $94.6 versus $90.1 million for 2023.

Operating Results

For the three month periods ending December 31, 2024 and 2023, the Company’s operating highlights were as follows:

	Fourth Quarter 2024	Fourth Quarter 2023
Occupancy:
Wholly Owned Properties – All	94.1%	94.2%
>10,000 Sq Ft Occupancy	97.4%	97.5%
≤ 10,000 Sq Ft Occupancy	92.1%	92.1%
Same Store Property Net Operating Income Change (1)	5.8%	2.4%
Rental Rate Growth - Total (GAAP Basis):	21.9%	21.8%
New Leases	36.1%	37.3%
Renewal Leases	19.0%	15.3%
Leasing Transactions:
Number of New Leases	29	44
New Leases - Lease Term Revenue (millions)	$40.6	$26.7
Number of Renewal Leases	50	32
Renewal Leases - Lease Term Revenue (millions)	$15.9	$23.6

Balance Sheet and Debt Metrics

•	As of December 31, 2024, Whitestone had total debt of $632.5 million, along with capacity and availability of $125.0 million each under its $250 million revolving credit facility.
•	As of December 31, 2024, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On December 4, 2024, the Company declared a quarterly cash distribution of $0.135 per common share and OP unit for the first quarter of 2025, to be paid in three equal installments of $0.045 in January, February, and March of 2025.

2025 Full Year Guidance

The Company currently estimates that U.S. generally accepted accounting principles (“GAAP”) net income available to common shareholders will be within the range of $0.33 to $0.37 per diluted share, and Core FFO will be within the range of $1.03 to $1.07 per diluted share and OP Unit.

	Initial 2025 Guidance	2024 Actual
	(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$17,135 - $19,219	$36,893
Core FFO (1)	$54,158 - $56,268	$52,474

Net income attributable to Whitestone REIT per share	$0.33 - $0.37	$0.72
Core FFO per diluted share and OP Unit (1)	$1.03 - $1.07	$1.01

Key Drivers:
Same store net operating income growth (2)	3.0% - 4.5%	5.1%
Bad debt as a percentage of revenue	0.75% - 1.00%	0.81%
General and administrative expense	$20,800 - $22,800	$23,189
Interest expense	$32,000 - $33,000	$34,035
Ending occupancy	94.0% - 95.0%	94.1%

(1)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure. Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.

(2)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

Portfolio Statistics

As of December 31, 2024, Whitestone wholly owned 55 Community-Centered Properties™ with 4.9 million square feet of gross leasable area (“GLA”). Five of the 55 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas and 24 in Arizona. Whitestone’s Community-Centered Properties are located in the MSA’s of Austin (6), Dallas-Fort Worth (9), Houston (13), Phoenix (24), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,445 tenants, with the largest tenant accounting for only 2.2% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Tuesday, March 4, 2025, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Friday, March 18, 2025. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13747760

Supplemental Financial Information

The fourth quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition; pending acquisitions and the impact of such acquisitions on our financial condition and results of operations; statements related to our expectations regarding the performance of our business; anticipated capital expenditures required to complete projects; amounts of anticipated cash distributions to our shareholders in the future; and other matters. These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “hopes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy and the real estate industry, both in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston, Dallas, and Phoenix in particular, including the potential impact of public health emergencies, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; our current geographic concentration in the Houston, Dallas, and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all: the timing and the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, Core FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. We calculate EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest costs.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.  In addition, securities analysts, investors and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as alternatives to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.  FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, loss on disposal of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of properties, and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2024	December 31, 2023

ASSETS
Real estate assets, at cost
Property	$1,248,223	$1,221,466
Accumulated depreciation	(246,534)	(229,767)
Total real estate assets	1,001,689	991,699
Investment in real estate partnership	—	31,671
Cash and cash equivalents	5,224	4,572
Restricted cash	10,146	68
Escrows and deposits	4,006	24,148
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	33,820	30,592
Receivable from partnership redemption	31,643	—
Receivable due from related party	15,186	1,513
Unamortized lease commissions, legal fees and loan costs	14,693	13,783
Prepaid expenses and other assets(2)	7,805	4,765
Finance lease right-of-use assets	10,427	10,428
Total assets	$1,134,639	$1,113,239

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$631,518	$640,172
Accounts payable and accrued expenses(3)	40,703	36,513
Payable due to related party	1,577	1,577
Tenants' security deposits	9,295	8,614
Dividends and distributions payable	6,931	6,025
Finance lease liabilities	781	721
Total liabilities	690,805	693,622
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 50,690,163 and 49,610,831 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	51	50
Additional paid-in capital	637,946	628,079
Accumulated deficit	(205,557)	(216,963)
Accumulated other comprehensive income	5,713	2,576
Total Whitestone REIT shareholders' equity	438,153	413,742
Noncontrolling interest in subsidiary	5,681	5,875
Total equity	443,834	419,617
Total liabilities and equity	$1,134,639	$1,113,239

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2024	December 31, 2023
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$17,285	$16,287
Accrued rents and other recoveries	29,964	26,751
Allowance for doubtful accounts	(14,720)	(13,570)
Other receivables	1,291	1,124
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$33,820	$30,592

(2) Operating lease right of use assets (net)	$59	$109
(3) Operating lease liabilities	$58	$112

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Rental(1)	$38,932	$37,247	$151,260	$145,652
Management, transaction, and other fees	1,906	277	3,022	1,317
Total revenues	40,838	37,524	154,282	146,969

Operating expenses
Depreciation and amortization	8,652	8,428	34,894	32,966
Operating and maintenance	7,538	8,101	28,205	27,948
Real estate taxes	4,785	3,848	17,773	18,016
General and administrative	5,579	5,002	23,189	20,653
Total operating expenses	26,554	25,379	104,061	99,583

Other expenses (income)
Interest expense	8,222	8,303	34,035	32,866
(Gain) loss on sale of properties	(11,913)	620	(22,125)	(9,006)
Loss on disposal of assets, net	364	22	547	522
Interest, dividend and other investment income	(72)	(2)	(87)	(51)
Total other expenses	(3,399)	8,943	12,370	24,331

Income before equity investment in real estate partnership and income tax	17,683	3,202	37,851	23,055

Deficit in earnings of real estate partnership	—	(1,528)	(28)	(3,155)
Provision for income tax	(123)	(111)	(450)	(450)
Net Income	17,560	1,563	37,373	19,450

Less: Net income attributable to noncontrolling interests	223	22	480	270

Net income attributable to Whitestone REIT	$17,337	$1,541	$36,893	$19,180

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.34	$0.03	$0.73	$0.39
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.33	$0.03	$0.72	$0.38

Weighted average number of common shares outstanding:
Basic	50,650	49,586	50,214	49,501
Diluted	51,859	51,064	51,347	50,813

Consolidated Statements of Comprehensive Income (Loss)

Net income	$17,560	$1,563	$37,373	$19,450

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	6,474	(10,054)	3,178	(3,452)

Comprehensive income (loss)	24,034	(8,491)	40,551	15,998

Less: Net income attributable to noncontrolling interests	223	22	480	270
Less: Comprehensive income (loss) attributable to noncontrolling interests	82	(139)	41	(48)

Comprehensive income (loss) attributable to Whitestone REIT	$23,729	$(8,374)	$40,030	$15,776

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(1) Rental
Rental revenues	$27,580	$26,714	$108,930	$105,494
Recoveries	11,549	10,538	43,558	41,109
Bad debt	(197)	(5)	(1,228)	(951)
Total rental	$38,932	$37,247	$151,260	$145,652

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$37,373	$19,450
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,894	32,966
Amortization of deferred loan costs	1,106	1,089
Gain on sale of properties	(22,125)	(9,006)
Loss on disposal of assets	547	522
Bad debt	1,229	951
Share-based compensation	4,579	3,727
Deficit in earnings of real estate partnership	28	3,155
Amortization of right-of-use assets - finance leases	87	94
Building improvements received due to lease termination	(749)	—
Changes in operating assets and liabilities:
Escrows and deposits	6,509	2,312
Accrued rents and accounts receivable	(4,415)	(5,973)
Receivable due from related party	(40)	(136)
Unamortized lease commissions, legal fees and loan costs	(3,536)	(4,592)
Prepaid expenses and other assets	2,279	2,484
Accounts payable and accrued expenses	(220)	355
Payable due to related party	—	16
Tenants' security deposits	681	186
Net cash provided by operating activities	58,227	47,600
Cash flows from investing activities:
Acquisitions of real estate	(55,751)	(25,474)
Additions to real estate	(22,410)	(17,055)
Proceeds from sales of properties	52,004	19,847
Proceeds from the sale of property held in restricted cash (1031 exchange)	10,146	—
Escrowed loan repayment on behalf of real estate partnership	—	(13,633)
Net cash used in investing activities	(16,011)	(36,315)
Cash flows from financing activities:
Distributions paid to common shareholders	(24,572)	(23,684)
Distributions paid to OP unit holders	(321)	(332)
Proceeds from issuance of common shares, net of offering costs	7,620	—
Payments of exchange offer costs	(81)	—
Proceeds from (payments of) credit facility	(21,000)	42,500
Repayments of notes payable	(66,016)	(30,945)
Proceeds from notes payable	76,340	—
Payments of loan origination costs	(789)	—
Repurchase of common shares	(2,641)	(525)
Payment of finance lease liability	(26)	(14)
Net cash used in financing activities	(31,486)	(13,000)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,730	(1,715)
Cash, cash equivalents and restricted cash at beginning of period	4,640	6,355
Cash, cash equivalents and restricted cash at end of period (1)	$15,370	$4,640

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2024	2023
Supplemental disclosure of cash flow information:
Cash paid for interest	$33,663	$31,136
Cash paid for taxes	$432	$435
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$58	$976
Financed insurance premiums	$2,638	$3,002
Value of shares issued under dividend reinvestment plan	$36	$75
Value of common shares exchanged for OP units	$355	$17
Change in fair value of cash flow hedge	$3,178	$(3,452)
Accrued capital expenditures	$2,062	$—
Receivable from partnership redemption	$31,643	$—
Recognition of finance lease liability	$86	$—
Building improvements received due to lease termination	$749	$—

	December 31,
	2024	2023
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$5,224	$4,572
Restricted cash	10,146	68
Total cash, cash equivalents and restricted cash	$15,370	$4,640

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$17,337	$1,541	$36,893	$19,180
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,642	8,394	34,811	32,811
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	—	404	111	1,613
Loss on disposal of assets	364	22	547	522
(Gain) loss on sale of properties	(11,913)	620	(22,125)	(9,006)
Net income attributable to noncontrolling interests	223	22	480	270
FFO (NAREIT)	$14,653	$11,003	$50,717	$45,390
Adjustments to reconcile to Core FFO:
Proxy contest costs	—	—	1,757	—
Default interest on debt of real estate partnership (1)(2)	—	1,375	—	1,375
Core FFO	$14,653	$12,378	$52,474	$46,765

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$14,653	$11,003	$50,717	$45,390
Core FFO	$14,653	$12,378	$52,474	$46,765
Denominator:
Weighted average number of total common shares - basic	50,650	49,586	50,214	49,501
Weighted average number of total noncontrolling OP units - basic	649	693	653	694
Weighted average number of total common shares and noncontrolling OP units - basic	51,299	50,279	50,867	50,195

Effect of dilutive securities:
Unvested restricted shares	1,209	1,478	1,133	1,312
Weighted average number of total common shares and noncontrolling OP units - diluted	52,508	51,757	52,000	51,507

FFO per common share and OP unit - basic	$0.29	$0.22	$1.00	$0.90
FFO per common share and OP unit - diluted	$0.28	$0.21	$0.98	$0.88

Core FFO per common share and OP unit - basic	$0.29	$0.25	$1.03	$0.93
Core FFO per common share and OP unit - diluted	$0.28	$0.24	$1.01	$0.91

(1)	Includes pro-rata share attributable to real estate partnership for the year ended December 31, 2023 and through January 25, 2024, the redemption date.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the periods ended December 31, 2024 and 2023 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$17,337	$1,541	$36,893	$19,180
General and administrative expenses	5,579	5,002	23,189	20,653
Depreciation and amortization	8,652	8,428	34,894	32,966
Deficit in earnings of real estate partnership (1)	—	1,528	28	3,155
Interest expense	8,222	8,303	34,035	32,866
Interest, dividend and other investment income	(72)	(2)	(87)	(51)
Provision for income taxes	123	111	450	450
(Gain) loss on sale of properties	(11,913)	620	(22,125)	(9,006)
Management fee, net of related expenses	—	—	—	16
Loss on disposal of assets, net	364	22	547	522
NOI of real estate partnership (pro rata)(1)	—	670	183	2,553
Net income attributable to noncontrolling interests	223	22	480	270
NOI	$28,515	$26,245	$108,487	$103,574
Non-Same Store NOI (2)	(1,183)	(1,321)	(8,001)	(6,863)
NOI of real estate partnership (pro rata) (1)	—	(670)	(183)	(2,553)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	27,332	24,254	100,303	94,158
Same Store straight-line rent adjustments	(470)	(274)	(2,981)	(2,602)
Same Store amortization of above/below market rents	(158)	(211)	(748)	(808)
Same Store lease termination fees	(1,662)	(98)	(1,961)	(687)
Same Store NOI (3)	$25,042	$23,671	$94,613	$90,061

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of and for the years ended December 31, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our notice of redemption for substantially all of our investment in Pillarstone OP. As of December 31, 2024, our ownership in Pillarstone OP no longer represents a majority interest.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purpose of comparing the three months ended December 31, 2024 to the three months ended December 31, 2023, Non-Same Store includes properties acquired between October 1, 2023 and December 31, 2024, and properties sold between October 1, 2023 and December 31, 2024, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2024 to the twelve months ended December 31, 2023, Non-Same Store includes properties acquired between January 1, 2023 and December 31, 2024 and properties sold between January 1, 2023 and  December 31, 2024, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purpose of comparing the three months ended December 31, 2024 to the three months ended December 31, 2023, Same Store includes properties owned before October 1, 2023 and not sold before December 31, 2024. For purposes of comparing the twelve months ended December 31, 2024 to the twelve months ended December 31, 2023, Same Store includes properties owned before January 1, 2023 and not sold before December 31, 2024. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$17,337	$1,541	$36,893	$19,180
Depreciation and amortization	8,652	8,428	34,894	32,966
Interest expense	8,222	8,303	34,035	32,866
Provision for income taxes	123	111	450	450
Net income attributable to noncontrolling interests	223	22	480	270
Deficit in earnings of real estate partnership (1)	—	1,528	28	3,155
EBITDAre adjustments for real estate partnership (1)	—	448	136	617
(Gain) loss on sale of properties	(11,913)	620	(22,125)	(9,006)
Loss on disposal of assets	364	22	547	522
EBITDAre	$23,008	$21,023	$85,338	$81,020

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements for the three and twelve months ended December 31, 2024 and 2023 have not been made available to us, we have estimated deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report. On January 25, 2024, we exercised our notice of redemption for substantially all of our investment in Pillarstone OP. As of December 31, 2024, our ownership in Pillarstone OP no longer represents a majority interest.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2025
(in thousands, except per share and per unit data)

	Projected Range Full Year 2025
	Low	High
FFO and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$17,135	$19,219
Adjustments to reconcile to FFO
Depreciation and amortization of real estate assets	36,781	36,781
Net income attributable to noncontrolling interests	242	268
FFO	$54,158	$56,268
Adjustments to reconcile to Core FFO
Adjustments	—	—
Core FFO (1)	$54,158	$56,268
Denominator:
Diluted shares	52,084	52,084
OP Units	649	649
Diluted share and OP Units	52,733	52,733

Net income attributable to Whitestone REIT per diluted share	$0.33	$0.37

FFO per diluted share and OP Unit	$1.03	$1.07

Core FFO per diluted share and OP Unit (1)	$1.03	$1.07

(1)

Guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the collection of any amounts due us from our claims in the Pillarstone bankruptcy.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended December 31,		Increase	% Increase
	2024	2023	(Decrease)	(Decrease)
Same Store (48 properties excluding development land)
Property revenues
Rental	$37,469	$35,329	$2,140	6%
Management, transaction and other fees	1,883	272	1,611	592%
Total property revenues	39,352	35,601	3,751	11%

Property expenses
Property operation and maintenance	7,401	7,633	(232)	(3)%
Real estate taxes	4,619	3,714	905	24%
Total property expenses	12,020	11,347	673	6%

Total property revenues less total property expenses	27,332	24,254	3,078	13%

Same Store straight-line rent adjustments	(470)	(274)	(196)	72%
Same Store amortization of above/below market rents	(158)	(211)	53	(25)%
Same Store lease termination fees	(1,662)	(98)	(1,564)	1596%

Same Store NOI (1)	$25,042	$23,671	$1,371	6%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended December 31,		Increase	% Increase
	2024	2023	(Decrease)	(Decrease)
Same Store (46 properties excluding development land)
Property revenues
Rental	$141,229	$135,961	$5,268	4%
Management, transaction and other fees	2,740	1,286	1,454	113%
Total property revenues	143,969	137,247	6,722	5%

Property expenses
Property operation and maintenance	26,725	25,948	777	3%
Real estate taxes	16,941	17,141	(200)	(1)%
Total property expenses	43,666	43,089	577	1%

Total property revenues less total property expenses	100,303	94,158	6,145	7%

Same Store straight-line rent adjustments	(2,981)	(2,602)	(379)	15%
Same Store amortization of above/below market rents	(748)	(808)	60	(7)%
Same Store lease termination fees	(1,961)	(687)	(1,274)	185%

Same Store NOI (1)	$94,613	$90,061	$4,552	5%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Other Financial Information:

Tenant improvements (1) (2)	$1,821	$642	$4,886	$3,135
Leasing commissions (1) (2)	$1,511	$1,858	$3,653	$3,540
Maintenance capital (1)	$4,150	$1,523	$9,112	$6,665
Scheduled debt principal payments (1)	$94	$368	$904	$1,672
Scheduled bond principal payment (3)	$—	$—	$7,143	$7,143
Straight-line rent income (1)	$601	$199	$3,243	$2,099
Market rent amortization income from acquired leases (1)	$242	$222	$1,103	$873
Non-cash share-based compensation expense (1)	$1,474	$1,023	$4,579	$3,735
Non-real estate depreciation and amortization (1)	$10	$34	$83	$155
Amortization of loan fees (1)	$283	$275	$1,108	$1,112
Undepreciated value of unencumbered properties	$993,191	$971,199	$993,191	$971,199
Number of unencumbered properties	51	50	51	50
Full time employees	72	79	72	79

(1)	Includes pro-rata share attributable to real estate partnership through December 31, 2023 and through January 25, 2024, the redemption date.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

(3)	Annual bond principal payments for the Series A Notes are scheduled each March, beginning in 2023, while payments for the Series B Notes will commence in March 2025.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2024
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.7%	50,690
Operating partnership units outstanding	1.3%	650
Total	100.0%	51,340

Market price of common shares as of December 31, 2024		$14.17

Total equity capitalization		$727,488	55%

Debt Capitalization:
Outstanding debt		$632,483
Less: Cash and cash equivalents		(5,224)
Less: Restricted cash		(10,146)
Less: Receivable due to real estate partnership debt default		(13,633)
Total debt capitalization		603,480	45%

Total Market Capitalization as of December 31, 2024		$1,330,968	100%

SELECTED RATIOS:

	Three Months Ended		Year Ended
INTEREST COVERAGE RATIO	December 31,		December 31,
	2024	2023	2024	2023
EBITDAre/Interest Expense
EBITDAre (1)	$23,008	$21,023	$85,338	$81,020

Interest expense	8,222	8,303	34,035	32,866
Pro rata share of interest expense from real estate partnership(2)	—	1,534	43	2,010
Less: amortization of loan fees, including pro rata share from real estate partnership (2)	(283)	(275)	(1,108)	(1,112)
Interest expense, excluding amortization of loan fees	7,939	9,562	32,970	33,764

Ratio of EBITDAre to interest expense	2.9	2.2	2.6	2.4

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2024 and 2023 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of December 31,
	2024	2023
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$632,054	$640,549
Less: Cash	(5,224)	(4,572)
Less: Restricted cash	(10,146)	—
Less: Receivable due to real estate partnership debt default	(13,633)	(13,633)
Add: Proportional share of net debt of real estate partnership (1)	—	8,685
Total Net Debt	$603,051	$631,029

Undepreciated real estate assets	$1,248,223	$1,221,466
Add: Proportional share of real estate from unconsolidated partnership (1)	—	45,218
Undepreciated real estate assets	$1,248,223	$1,266,684
Ratio of debt to real estate assets	48%	50%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2024 and 2023 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$632,054	$640,549	$632,054	$640,549
Less: Cash	(5,224)	(4,572)	(5,224)	(4,572)
Less: Restricted cash	(10,146)	—	(10,146)	—
Less: Receivable due to real estate partnership debt default	(13,633)	(13,633)	(13,633)	(13,633)
Add: Proportional share of net debt of unconsolidated real estate partnership (1)	—	8,685	—	8,685
Total Net Debt	$603,051	$631,029	$603,051	$631,029

EBITDAre	$23,008	$21,023	$85,338	$81,020

Effect of partial period acquisitions and dispositions	$(6)	$(99)	$(659)	$(469)

Pro forma EBITDAre	$23,002	$20,924	$84,679	$80,551

Annualized pro forma EBITDAre	$92,008	$83,696	$84,679	$80,551

Ratio of debt to pro forma EBITDAre	6.6	7.5	7.1	7.8

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2024 and 2023 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2024	December 31, 2023
Fixed rate notes
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (1)	$265,000	$265,000
$20.0 million, 3.67% plus 1.50% Note, due January 31, 2028 (3)	20,000	—
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million, 4.15% Note, due December 1, 2024	—	17,658
$14.0 million, 4.34% Note, due September 11, 2024	—	12,427
$14.3 million, 4.34% Note, due September 11, 2024	—	13,257
$15.1 million, 4.99% Note, due January 6, 2024	—	13,350
$50.0 million, 5.09% Note, due March 22, 2029 (Series A)	35,714	42,857
$50.0 million, 5.17% Note, due March 22, 2029 (Series B)	50,000	50,000
$2.5 million, 7.79% Note, due February 28, 2025	429	—
$50.0 million, 3.71% plus 1.50% to 2.10% Note, due September 16, 2026 (2)	50,000	50,000
$56.3 million, 6.23% Note, due July 31, 2031	56,340	—

Floating rate notes
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	75,000	96,000
Total notes payable principal	632,483	640,549
Less deferred financing costs, net of accumulated amortization	(965)	(377)
Total notes payable	$631,518	$640,172

(1)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 2.16% through October 28, 2022, 2.76% from October 29, 2022 through January 31, 2024, and 3.32% from February 1, 2024 though January 31, 2028.

(2)	A portion of the unsecured line of credit includes an interest rate swap to fix the SOFR portion of the loan at 3.71%.

(3)	Series One Incremental Term Loan includes an interest rate swap that fixed the term loan rate at 5.165% through January 31, 2028.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2024
(in thousands)

Year	Amount Due
2025	$17,572
2026	142,143
2027	97,414
2028	302,823
2029	17,867
Thereafter	54,664
Total	$632,483

Whitestone REIT and Subsidiaries
SUMMARY OF TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Whole Foods Market	Houston	$2,471	2.2%	9/3/2014	2035
Albertsons Companies, Inc. (2)	Austin and Phoenix	2,268	2.1%	5/8/1991, 4/1/2014, 7/1/2000, 10/19/2016 and 4/1/2014	2026, 2029, 2030, 2030 and 2034
Frost Bank	Houston	1,961	1.8%	7/1/2014	2029
Fitness Alliance, LLC (3)	Houston and San Antonio	1,800	1.6%	11/29/2022 and 12/04/2024	2039 and 2040
Newmark Real Estate of Houston LLC	Houston	1,337	1.2%	10/1/2015	2026
Soul Concepts, LLC (4)	Phoenix	778	0.8%	10/25/2011, 10/15/2018, 07/13/2020, 10/13/2021, 04/08/2022 and 06/23/2023	2030, 2030, 2026, 2028, 2029 and 2026
Walgreens & Co. (5)	Houston and Phoenix	767	0.7%	11/14/1982, 8/24/1996 and 11/3/1996	2027, 2056 and 2056
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	679	0.6%	6/29/2001, 11/8/2009, 8/8/2018, 8/10/1999, and 04/05/2024	2026, 2027, 2028, 2030 and 2035
Total Wine	Houston	564	0.5%	11/27/2018	2029
Starbucks Corporation (7)	Dallas and Phoenix	491	0.4%	8/8/2016, 5/29/2003, 7/1/1997, 7/14/2004, 7/8/1999 and 10/15/2001	2027, 2028, 2028, 2029, 2025, 2034
Regus Corporation	Houston	488	0.4%	5/23/2014	2025
Kroger Co.	Dallas	483	0.4%	12/15/2000	2027
Capital Area Multispecialty Providers	Austin	458	0.4%	5/23/2014	2026
Original Ninfas LP	Houston	437	0.4%	8/29/2018	2029
		$15,722	14.2%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2024 for each applicable tenant multiplied by 12.

(2)

As of December 31, 2024, we had five leases with the same tenant occupying space at properties located in Phoenix and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,099,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2029, was $46,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2030, was $353,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2030, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of December 31, 2024, we had two leases with the same tenant occupying space at properties located in Houston and San Antonio. The annualized rental revenue for the lease that commenced on November 29, 2022, and is scheduled to expire in 2039, was $971,000, which represents approximately 0.9% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 4, 2024, and is scheduled to expire in 2040, was $828,000, which represents approximately 0.8% of our total annualized base rental revenue.

(4)

As of December 31, 2024, we had six leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 25, 2011, and is scheduled to expire in 2030, was $269,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 15, 2018, and is scheduled to expire in 2030, was $151,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 13, 2020, and is scheduled to expire in 2026, was $152,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 13, 2021, and is scheduled to expire in 2028, was $136,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 8, 2022, and is scheduled to expire in 2029, was $28,000, which represents approximately less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 23, 2023, and is scheduled to expire in 2026, was $42,000, which represents less than 0.1% of our total annualized base rental revenue.

(5)

As of December 31, 2024, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2056, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1987, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(6)

As of December 31, 2024, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2030, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2018, and is scheduled to expire in 2028, was $115,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on September 10, 2024, and is scheduled to expire in 2035, was $139,000, which represents approximately 0.1% of our total annualized base rental revenue.

(7)

As of December 31, 2024, we had six leases with the same tenant occupying space at properties in Dallas and Phoenix. The annualized rental revenue for the lease that commenced on July 1, 1997, and is scheduled to expire in 2028, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 8, 1999, and is scheduled to expire in 2025, was $96,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 15, 2001, and is scheduled to expire in 2034, was $135,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 29, 2003, and is scheduled to expire in 2028, was $58,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 14, 2004, and is scheduled to expire in 2029, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 8, 2016, and is scheduled to expire in 2027, was $84,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of December 31, 2024

	% of Leased SF	% of ABR
Restaurants & Food Service	20%	27%
Salons	7%	9%
Medical & Dental	7%	8%
Grocery	12%	7%
Financial Services	5%	7%
Fitness	7%	5%
Apparel	5%	5%
General Retail	8%	5%
Non Retail	4%	4%
Home Décor And Improvement	5%	4%
Education	4%	4%
Pet Supply & Services	3%	3%
Off-Price	3%	2%
Local Services	1%	2%
Entertainment	3%	2%
Pharmacies & Nutritional Supplies	2%	2%
Sporting Goods	1%	1%
Wireless	1%	1%
Automotive Supply & Services	1%	1%
Postal Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
RENEWALS
Number of Leases	50	32	189	180
Total Square Feet (1)	167,112	142,807	722,063	689,598
Average Square Feet	3,342	4,463	3,820	3,831
Total Lease Value	$15,909,000	$23,621,000	$62,572,000	$62,853,000
NEW LEASES
Number of Leases	29	44	109	119
Total Square Feet (1)	123,582	116,183	304,326	287,169
Average Square Feet	4,261	2,641	2,792	2,413
Total Lease Value	$40,643,000	$26,659,000	$72,203,000	$56,021,000
TOTAL LEASES
Number of Leases	79	76	298	299
Total Square Feet (1)	290,694	258,990	1,026,389	976,767
Average Square Feet	3,680	3,408	3,444	3,267
Total Lease Value	$56,552,000	$50,280,000	$134,775,000	$118,874,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2024	58	$21,006,011	176,247	4.3	$840,400	$4.77	$26.00	$24.31	$298,284	7.0%	$852,421	21.9%
3rd Quarter 2024	54	17,953,635	191,853	4.0	510,909	2.66	22.31	19.93	455,447	11.9%	895,472	25.3%
2nd Quarter 2024	59	29,204,907	257,446	4.8	899,536	3.49	20.60	19.13	379,043	7.7%	823,284	17.5%
1st Quarter 2024	55	13,968,575	160,060	3.5	413,207	2.58	23.06	21.10	313,789	9.3%	524,498	17.0%
Total - 12 months	226	$82,133,128	785,606	4.2	$2,664,052	$3.39	$22.73	$20.89	$1,446,563	8.8%	$3,095,675	20.3%

Comparable New Leases:
4th Quarter 2024	12	$6,265,249	22,148	6.7	$615,089	$27.77	$38.05	$33.50	$100,850	13.6%	$238,284	36.1%
3rd Quarter 2024	12	3,609,246	21,279	5.2	327,071	15.37	31.68	30.44	26,401	4.1%	134,334	22.7%
2nd Quarter 2024	13	8,571,543	26,603	7.0	720,107	27.07	39.25	34.37	129,851	14.2%	287,358	33.3%
1st Quarter 2024	10	3,571,923	26,237	3.6	308,032	11.74	25.81	20.33	143,967	27.0%	144,868	25.9%
Total - 12 months	47	$22,017,961	96,267	5.6	$1,970,299	$20.47	$33.64	$29.47	$401,069	14.1%	$804,844	30.1%

Comparable Renewal Leases:
4th Quarter 2024	46	$14,740,763	154,099	3.9	$225,311	$1.46	$24.27	$22.99	$197,434	5.6%	$614,137	19.0%
3rd Quarter 2024	42	14,344,389	170,574	3.9	183,838	1.08	21.14	18.62	429,046	13.5%	761,138	25.9%
2nd Quarter 2024	46	20,633,364	230,843	4.6	179,429	0.78	18.45	17.37	249,192	6.2%	535,926	13.9%
1st Quarter 2024	45	10,396,652	133,823	3.5	105,175	0.79	22.52	21.25	169,822	6.0%	379,630	15.0%
Total - 12 months	179	$60,115,168	689,339	4.1	$693,753	$1.01	$21.21	$19.69	$1,045,494	7.7%	$2,290,831	18.3%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2024	79	$56,552,631	290,694	6.6	$8,487,211	$29.20	$37.75
3rd Quarter 2024	72	22,888,824	232,278	4.1	1,224,330	5.27	22.81
2nd Quarter 2024	77	36,824,327	311,068	5.6	2,095,800	6.74	19.86
1st Quarter 2024	70	18,509,292	192,349	3.70	844,007	4.39	23.17
Total - 12 months	298	$134,775,074	1,026,389	5.2	$12,651,348	$12.33	$26.21

New
4th Quarter 2024	29	$40,643,225	123,582	10.4	$8,247,291	$66.74	$55.81
3rd Quarter 2024	26	7,633,107	47,636	5.4	1,030,206	21.63	27.87
2nd Quarter 2024	30	16,094,371	78,355	8.6	1,915,164	24.44	24.24
1st Quarter 2024	24	7,832,752	54,753	4.30	735,334	13.43	24.70
Total - 12 months	109	$72,203,455	304,326	8.0	$11,927,995	$39.19	$37.71

Renewal
4th Quarter 2024	50	$15,909,406	167,112	3.9	$239,920	$1.44	$24.39
3rd Quarter 2024	46	15,255,717	184,642	3.8	194,124	1.05	21.50
2nd Quarter 2024	47	20,729,956	232,713	4.6	180,636	0.78	18.38
1st Quarter 2024	46	10,676,540	137,596	3.50	108,673	0.79	22.56
Total - 12 months	189	$62,571,619	722,063	4.0	$723,353	$1.00	$21.37

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2024
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2025	463	750,523	15.4%	$17,715	16.1%	$23.60
2026	194	653,031	13.4%	14,321	13.0%	21.93
2027	202	649,649	13.4%	16,031	14.6%	24.68
2028	169	566,053	11.6%	14,133	12.9%	24.97
2029	160	628,572	12.9%	15,262	13.9%	24.28
2030	92	390,087	8.0%	8,664	7.9%	22.21
2031	34	150,952	3.1%	4,334	3.9%	28.71
2032	36	179,518	3.7%	4,538	4.1%	25.28
2033	20	103,729	2.1%	2,521	2.3%	24.31
2034	32	208,084	4.3%	4,579	4.2%	22.00
Total	1,402	4,280,198	87.9%	$102,098	92.9%	$23.85

(1)	Lease expirations table reflects rents in place as of December 31, 2024, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2024 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2024

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	12/31/2024	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	87%	$863	$13.65	$15.71
Anderson Arbor	Austin	2001	89,746	93%	2,026	24.27	24.68
Anthem Marketplace	Phoenix	2000	113,293	97%	1,773	16.13	16.08
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	255	37.21	33.85
Arcadia Towne Center	Phoenix	1966	69,503	100%	1,782	25.64	26.88
BLVD Place	Houston	2014	216,944	100%	9,993	46.06	46.41
The Citadel	Phoenix	2013	28,547	95%	628	23.16	21.31
City View Village	San Antonio	2005	17,870	90%	550	34.20	33.95
Dana Park Pad	Phoenix	2002	12,000	100%	335	27.92	29.00
Davenport Village	Austin	1999	128,934	96%	3,702	29.91	29.42
Eldorado Plaza	Dallas	2004	219,287	99%	3,745	17.25	17.48
Fountain Square	Phoenix	1986	118,209	88%	1,999	19.22	19.08
Fulton Ranch Towne Center	Phoenix	2005	120,575	94%	2,373	20.94	21.50
Garden Oaks Shopping Center	Houston	1954	106,858	96%	1,806	17.61	18.13
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	1,076	21.77	22.10
Heritage	Dallas	2006	70,431	86%	1,657	27.36	26.56
HQ Village	Dallas	2009	89,134	93%	2,684	32.38	31.04
Keller Place	Dallas	2001	93,541	95%	1,139	12.82	12.69
Kempwood Plaza	Houston	1974	91,302	95%	1,397	16.11	15.58
La Mirada	Phoenix	1997	147,209	99%	3,858	26.47	27.53
Lake Woodlands Crossing	Houston	2018	60,246	94%	1,900	33.55	33.96
Lakeside Market	Dallas	2000	164,899	95%	4,582	29.25	30.62
Las Colinas	Dallas	2000	104,919	98%	3,137	30.51	30.67
Lion Square	Houston	1980	117,592	93%	2,086	19.07	19.60
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,201	10.92	11.13
Market Street at DC Ranch	Phoenix	2003	244,888	96%	6,400	27.22	28.34
Paradise Plaza	Phoenix	1983	125,898	90%	1,867	16.48	17.00
Parkside Village North	Austin	2005	27,045	100%	940	34.76	35.27
Parkside Village South	Austin	2012	90,101	100%	2,703	30.00	31.92
Pinnacle of Scottsdale	Phoenix	1991	113,108	98%	2,772	25.01	25.58
Pinnacle Phase II	Phoenix	2017	27,063	100%	857	31.67	32.63
The Promenade at Fulton Ranch	Phoenix	2007	98,792	93%	1,473	16.03	17.97
Quinlan Crossing	Austin	2012	109,892	97%	2,831	26.56	27.06
Scottsdale Commons	Phoenix	1980	69,482	93%	1,733	26.82	28.57
Seville	Phoenix	1990	90,042	90%	2,935	36.22	37.11
Shaver	Houston	1978	21,926	100%	395	18.02	17.83
Shops at Pecos Ranch	Phoenix	2009	78,767	97%	2,087	27.32	26.69
Shops at Starwood	Dallas	2006	55,385	100%	1,961	35.41	34.96
The Shops at Williams Trace	Houston	1985	132,991	98%	2,418	18.55	18.61
Starwood Phase II	Dallas	2016	35,351	97%	1,360	39.66	39.78
The Strand at Huebner Oaks	San Antonio	2000	73,920	100%	2,004	27.11	29.00
SugarPark Plaza	Houston	1974	95,032	100%	1,525	16.05	15.26
Sunset at Pinnacle Peak	Phoenix	2000	41,530	100%	1,143	27.52	25.23
Terravita Marketplace	Phoenix	1997	102,733	99%	1,615	15.88	15.64
Town Park	Houston	1978	43,526	93%	1,060	26.19	26.19
Village Shops at Dana Park	Phoenix	2002	10,128	100%	354	34.95	21.43
Village Square at Dana Park	Phoenix	2009	323,026	87%	6,816	24.25	25.96

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2024

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	12/31/2024	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	97%	2,775	22.14	24.68
Windsor Park	San Antonio	2012	196,458	85%	2,188	13.10	13.13
Woodlake Plaza	Houston	1974	106,169	57%	1,110	18.34	18.09
Total/Weighted Average - Whitestone Properties			4,863,562	94%	109,869	24.03	24.51

Land Held for Development:
Anderson Arbor PAD	Austin	N/A	—	—%	—	—	—
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,863,562	94%	$109,869	$24.03	$24.51

(1)

Calculated as the tenant’s actual December 31, 2024 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2024. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2024 equaled approximately $419,000 for the month ended December 31, 2024.

(2)	Calculated as annualized base rent divided by leased square feet as of December 31, 2024.

(3)

Represents (i) the contractual base rent for leases in place as of December 31, 2024, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2024.

(4)	As of December 31, 2024, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Garden Oaks Center | Kempwood Plaza | Lake Woodlands Crossing | Lion Square | Shaver Street Center | Shops at Williams Trace | Sugar Park Plaza | Town Park Plaza | Woodlake Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Arcadia Towne Center | Fountain Square | Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch Marketplace at Central | Paradise Plaza Pinnacle of Scottsdale | Scottsdale Commons | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park | Village Shops at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037